Exhibit 32.1

CERTIFICATION OF JOE G. BROOKS, CHAIRMAN, CO-CHIEF EXECUTIVE OFFICER AND PRESIDENT OF
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the annual report on Form 10-K (the “Form 10-K”) for the period ended December 31, 2003 of Advanced Environmental Recycling Technologies, Inc. (the “Issuer”).

I, Joe G. Brooks, the chairman, co-chief executive officer and president of Issuer, certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

Dated: March 30, 2004

/s/ JOE G. BROOKS

Joe G. Brooks
Chairman, Co-Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be furnished to the Securities and Exchange Commission, or its staff, upon request.